Exhibit 3.1

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CNL HEALTHCARE PROPERTIES II, INC.

FIRST: The charter of CNL Healthcare Properties II, Inc., a Maryland corporation (the “Company”), is hereby amended to provide that, immediately upon the acceptance of these Second Articles of Amendment and Restatement for record (the “Effective Time”) by the State Department of Assessments and Taxation of Maryland, each share of Common Stock, $.01 par value per share, of the Company which was issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Class A Common Stock, $.01 par value per share.

SECOND: The Company desires to further amend and restate its charter as currently in effect and as hereinafter amended.

THIRD: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is CNL Healthcare Properties II, Inc.

ARTICLE II

PURPOSE

Except as provided below, the purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force. Notwithstanding the foregoing, for so long as the Company is externally advised by the Advisor, it shall not be a proper purpose of the Company to make any significant investment unless the Advisor has recommended that the Company make such investment.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The name and address of the resident agent for service of process of the Company in the State of Maryland is National Registered Agents, Inc. of MD, 351 West Camden Street, Baltimore, Maryland 21201. The address of the Company’s principal office in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. The Company may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.

ARTICLE IV

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses. Expenses including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selecting and acquiring properties, or making or investing in loans, whether or not the acquisition or investment is made.

Acquisition Fees. The total of all fees and commissions, excluding Acquisition Expenses, paid by any party to any party in connection with making or investing in loans or the purchase, development or construction of property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, origination fees, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. The Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions.

Advisory Agreement. The agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

Affiliate. An Affiliate of another Person includes any of the following:

(a) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

(b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d) any executive officer, director, trustee or general partner of such other Person; and

(e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Average Invested Assets. For any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Bidder. The term shall have the meaning as provided in Section 10.10 herein.

Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. All classes or series of stock of the Company, including, without limitation, Common Stock and Preferred Stock.

Class A Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class A Estimated Value Per Share. The term shall mean the estimated value of the Company allocable to the shares of Class A Common Stock, determined as described in the Company’s Prospectus, divided by the number of outstanding shares of Class A Common Stock.

Class I Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class I Conversion Rate. The term shall have the meaning as provided in Section 5.2.6 herein.

Class I Estimated Value Per Share. The term shall mean the estimated value of the Company allocable to the shares of Class I Common Stock, determined as described in the Company’s Prospectus, divided by the number of outstanding shares of Class I Common Stock.

Class T Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class T Conversion Rate. The term shall have the meaning as provided in Section 5.2.5 herein.

Class T Estimated Value Per Share. The term shall mean the estimated value of the Company allocable to the shares of Class T Common Stock, determined as described in the Company’s Prospectus, divided by the number of outstanding shares of Class T Common Stock.

Code. The term shall have the meaning as provided in Article II herein.

Commencement of the Initial Public Offering. The date that the Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

Commission. The U.S. Securities and Exchange Commission.

Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Common Stockholders. The registered holders of Common Stock.

Company. The term shall have the meaning as provided in Article I herein.

Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an asset exclusive of Acquisition Fees and Acquisition Expenses.

Court. The term shall have the meaning as provided in Section 13.2 herein.

Dealer Manager. The term shall mean CNL Securities Corp., a Florida corporation, or such other Person selected by the Company to act as the dealer manager for an Offering.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to shares of Capital Stock sold by them.

Development Fee. A fee for the packaging of the Company’s property, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.

Director(s). The members of the board of directors of the Company.

Disposition Fees. The term shall have the meaning given in the Form of Advisory Agreement filed as Exhibit 10.1 to Amendment No. 2 to the Company’s registration statement on Form S-11 (Commission File No. 333-206017) filed with the Commission on January 15, 2016, or any amended form of such fee in a future Advisory Agreement if it does not have the effect of increasing the original form of such fee.

Distribution Fee. The distribution and stockholder servicing fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to shares of Capital Stock sold by them.

Excess Amount. The term shall have the meaning as provided in Section 8.8 herein.

Gross Proceeds. The term shall mean with respect to an Offering or a Primary Offering, the aggregate purchase price of all shares of Capital Stock sold for the account of the Company through such Offering or Primary Offering, as applicable, without deduction for Dealer Manager Fees, Sales Commissions, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.

Independent Directors. The directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Company.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Company;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(c) An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Company.

Independent Expert. A Person (selected by the Independent Directors) with no material current or prior business or personal relationship with the Advisor or a director who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

Initial Investment. An investment of $200,000 by the Advisor or an Affiliate thereof to acquire an equity interest in the Company.

Initial Public Offering. The initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listed. Approved for trading on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934. The term “Listing” shall have the correlative meaning.

MGCL. The Maryland General Corporation Law, as amended from time to time.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, and as amended from time to time, or any successor guidelines thereto.

Net Assets. The total assets of the Company (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

Net Income. For any period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 8.8, shall exclude the gain from the sale of the Company’s assets.

Non-Compliant Tender Offer. The term shall have the meaning as provided in Section 10.10 herein.

Offering. Any offering and sale of shares of Capital Stock.

Organization and Offering Expenses. The term shall mean any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with or preparing the Company for registration of and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); any expense allowance granted by the Company to the underwriter or any reimbursement of expenses of the underwriter by the Company; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

Person. The term shall mean an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Position Statement. The term shall have the meaning as provided in Section 10.10 herein.

Preferred Stock. The term shall have the meaning as provided in Section 5.1 herein.

Primary Offering. The term shall mean, with respect to an Offering, the primary portion of such Offering, excluding any distribution reinvestment plan portion of such Offering.

Prospectus. The term shall have the meaning as defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.

Public Offering. The term shall mean a public offering of Common Stock by the Company with respect to which registration with the Commission is required pursuant to the Securities Act of 1933, as amended.

REIT. Real estate investment trust under Sections 856 through 860 of the Code.

Rescission Notice. The term shall have the meaning as provided in Section 10.10 herein.

Roll-Up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a) a transaction involving securities of the Company that have been Listed for at least 12 months or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of Common Stockholders;

(ii) the term of existence of the Company;

(iii) Sponsor or Advisor compensation; or

(iv) the Company’s investment objectives.

Sales Commission. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of shares of Common Stock, including, without limitation, commissions payable to the Dealer Manager.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

SDAT. The State Department of Assessments and Taxation of Maryland.

Soliciting Dealers. Those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into selected dealer or other agreements with the Dealer Manager to sell or provide services with respect to shares of Capital Stock.

Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company’s assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control the Company’s properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

Stockholder List. The term shall have the meaning as provided in Section 10.6 herein.

Subordinated Incentive Fee. The term shall have the meaning given in the Form of Advisory Agreement filed as Exhibit 10.1 to Amendment No. 2 to the Company’s registration statement on Form S-11 (Commission File No. 333-206017) filed with the Commission on January 15, 2016, or any amended form of such fee in a future Advisory Agreement if it does not have the effect of increasing the original form of such fee.

Subordinated Share of Net Sales Proceeds. The term shall have the meaning given in the Form of Advisory Agreement filed as Exhibit 10.1 to Amendment No. 2 to the Company’s registration statement on Form S-11 (Commission File No. 333-206017) filed with the Commission on January 15, 2016, or any amended form of such compensation in a future Advisory Agreement if it does not have the effect of increasing the original form of such compensation.

Tendered Shares. The term shall have the meaning as provided in Section 10.10 herein.

Total Company-Level Underwriting Compensation. The term shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., including Dealer Manager Fees, Sales Commissions, and Distribution Fees.

Total Operating Expenses. All expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Capital Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) Disposition Fees (however any Disposition Fee paid to an Affiliate or related party of the Advisor in connection with the disposition of securities shall not be so excluded), (f) the Subordinated Incentive Fee, the Subordinated Share of Net Sales Proceeds and any incentive fees paid in compliance with Section 8.6, notwithstanding the next succeeding clause (g); and (g) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Total Share-Level Underwriting Compensation. The term shall mean, with respect to any share of Common Stock sold for the account of the Company through an Offering, all Dealer Manager Fees, Sales Commissions and Distribution Fees paid to the Dealer Manager or to Soliciting Dealers, as well as any purchase price discounts from the non-discounted offering price given at the time of purchase.

2%/25% Guidelines. The term shall have the meaning as provided in Section 8.8 herein.

Unimproved Real Property. The real property of the Company that has the following three characteristics:

(a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

(b) there is no development or construction in progress on such land; and

(c) no development or construction on such land is planned in good faith to commence on such land within one year.

ARTICLE V

STOCK

Section 5.1. Authorized Shares. The Company has authority to issue 2,000,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), 1,200,000,000 of which are classified as shares of Class A Common Stock (the “Class A Common Stock”), 100,000,000 of which are classified as shares of Class I Common Stock (the “Class I Common Stock”), and 700,000,000 of which are classified as shares of Class T Common Stock (the “Class T Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of Capital Stock having par value is $20,100,000. If shares of Capital Stock of one class are classified or reclassified into shares of Capital Stock of another class pursuant to this Article V, the number of authorized shares of Capital Stock of the former class shall be automatically decreased and the number of shares of Capital Stock of the latter class shall be automatically increased, in each case by the number of shares of Capital Stock so classified or reclassified, so that the aggregate number of shares of Capital Stock of all classes that the Company has authority to issue shall not be more than the total number of shares of Capital Stock set forth in the first sentence of this paragraph. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Company, may amend the charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Company has the authority to issue.

Section 5.2. Common Stock.

Section 5.2.1. Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of any class or series of Preferred Stock

Section 5.2.2. Description. Subject to the provisions of Article VI and except as may otherwise be specified in the charter, each share of Common Stock shall entitle the holder thereof to one vote per share on all matters upon which holders of Common Stock are entitled to vote. Except as otherwise set forth in the charter, the shares of Class A Common Stock, Class I Common Stock and Class T Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption. The board of directors may classify or reclassify any unissued shares of Common Stock from time to time into one or more classes or series of Capital Stock.

Section 5.2.3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to the Common Stockholders shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Company pursuant to a plan of liquidation, dissolution or winding up, the shares of Class T

Common Stock will automatically convert to shares of Class A Common Stock at the Class T Conversion Rate, the shares of Class I Common Stock will automatically convert to shares of Class A Common Stock at the Class I Conversion Rate, and the aggregate assets of the Company available for distribution, or the proceeds therefrom, shall be distributed to the holders of shares of Class A Common Stock, ratably with each other holder of shares of Class A Common Stock, which will include all converted shares of Class T Common Stock and Class I Common Stock, that portion of such aggregate assets of the Company available for distribution as the number of outstanding shares of Class A Common Stock held by such holder bears to the total number of outstanding shares of Class A Common Stock then outstanding.

Section 5.2.4. Voting Rights. Except as may be provided otherwise in the charter, and subject to the express terms of any class or series of Preferred Stock, each holder of a share of Common Stock shall vote together with the holders of all other shares of Common Stock, and the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a Common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders.

Section 5.2.5. Conversion of Shares of Class T Common Stock. Each share of Class T Common Stock held in a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class T Common Stock to be converted and a fraction, the numerator of which is the Class T Estimated Value Per Share (including any reduction for Distribution Fees as described in the Company’s Prospectus) and the denominator of which is the Class A Estimated Value Per Share (the “Class T Conversion Rate”), on the earlier of (a) a Listing of the shares of Class A Common Stock, (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (c) after the termination of the Primary Offering in which the initial Class T shares in the account were sold, the end of the month in which Total Company-Level Underwriting Compensation in that Primary Offering is not less than 10% of the Gross Proceeds of that Primary Offering, as calculated by the Company with the assistance of the Dealer Manager; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in a Primary Offering with respect to all shares of Class T Common Stock held by such stockholder within such account and purchased in such Primary Offering (excluding shares purchased through a distribution reinvestment plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each of such shares of Class T Common Stock purchased in such Primary Offering.

Section 5.2.6. Conversion of Shares of Class I Common Stock. Each share of Class I Common Stock held in a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class I Common Stock to be converted and a fraction, the numerator of which is the Class I Estimated Value Per Share (including any reduction for Distribution Fees as described in the Company’s Prospectus) and the denominator of which is the Class A Estimated Value Per Share (the “Class I

Conversion Rate”), on the earlier of (a) a Listing of the shares of Class A Common Stock, (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (c) after the termination of the Primary Offering in which the initial Class I shares in the account were sold, the end of the month in which Total Company-Level Underwriting Compensation in that Primary Offering is not less than 10% of the Gross Proceeds of that Primary Offering, as calculated by the Company with the assistance of the Dealer Manager; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in a Primary Offering with respect to all shares of Class I Common Stock held by such stockholder within such account and purchased in such Primary Offering (excluding shares purchased through a distribution reinvestment plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each of such shares of Class I Common Stock purchased in such Primary Offering.

Section 5.3. Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more class or series of Capital Stock.

Section 5.4. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Capital Stock of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the SDAT. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.5. Charter and Bylaws. The rights of all stockholders and the terms of all shares of Capital Stock are subject to the provisions of the charter and the bylaws.

Section 5.6. No Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares of Capital Stock pursuant to Section 5.4 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of Capital Stock of any class or series shall have any preemptive right to subscribe to or purchase any additional shares of any class or series, or any bonds or convertible securities of any nature.

Section 5.7. Issuance of Shares Without Certificates. Unless otherwise provided by the board of directors, the Company shall not issue stock certificates. The Company shall continue to treat the holder of uncertificated Capital Stock registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Company for that purpose. With respect to any shares of Capital Stock that are issued without certificates, information regarding restrictions on the transferability of such shares that would otherwise be required by the MGCL to appear on the stock certificates will instead be furnished to stockholders upon request and without charge.

Section 5.8. Suitability and Minimum Investment of Stockholders. Until the Common Stock is Listed, the following provisions shall apply to purchases of shares of Common Stock in a Public Offering:

(a) To purchase Common Stock, the purchaser must represent to the Company:

(i) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(ii) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

(b) The Sponsor, each Person selling shares on behalf of the Sponsor or the Company, and each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor, each Person selling shares on behalf of the Sponsor or the Company, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards set forth in Section 5.8; (ii) can reasonably benefit from the Company based on the prospective stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; and (5) the tax consequences of the investment. The Sponsor, each Person selling shares on behalf of the Sponsor or the Company, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall make this determination on the basis of information it has obtained from a prospective stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Sponsor, each Person selling shares on behalf of the Sponsor or the Company, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall cause to be maintained for at least six years records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder.

The Sponsor and each Person selling shares on behalf of the Sponsor or the Company may each rely upon (i) the Person directly recommending the purchase of shares to a customer if that Person is a FINRA member broker or dealer that has entered into a selling agreement with the Sponsor or the Company or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the customers of the registered investment adviser who may purchase shares.

(c) Each purchase of shares of Common Stock shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Company as such registration statement has been amended or supplemented as of the date of such purchase or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

Section 5.9. Distribution Reinvestment Plans. The board of directors may establish, from time to time, a distribution reinvestment plan or plans. Under any distribution reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such distributions, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

Section 5.10. Distributions. The board of directors may from time to time authorize the Company to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Company or in securities of the Company, including in shares of one class payable to holders of shares of another class, or from any other source as the board of directors in its discretion shall determine. Unless the board of directors determines that it is not in the best interest of the Company to qualify as a REIT, the board of directors shall endeavor to authorize the Company to declare and pay such dividends and other distributions as shall be necessary for the Company to qualify as a REIT under the Code; provided, however, that stockholders shall have no right to any dividend or other distribution unless and until authorized by the board of directors and declared by the Company. The exercise of the powers and rights of the board of directors pursuant to this Section 5.10 shall be subject to the provisions of any class or series of Capital Stock at the time outstanding. The receipt by any Person in whose name any shares of Capital Stock are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other distributions payable or deliverable in respect of such shares of Capital Stock and from all liability to see to the application thereof.

Distributions in kind shall not be permitted on shares of Common Stock, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.

The Company will pay the Distribution Fee on each share of Class I Common Stock and each share of Class T Common Stock issued by the Company other than a share of Class I Common Stock or Class T Common Stock issued pursuant to a distribution reinvestment plan. The per share amount of distributions, if any, paid on the shares of Class A Common Stock, Class I Common Stock and Class T Common Stock will differ because of the Distribution Fee. With respect to distributions, other than distributions pursuant to a program or programs by which the Company voluntarily repurchases shares from its stockholders, each stockholder of a class or series of shares of Capital Stock shall be treated the same as every other stockholder of that class or series and no class or series of shares shall be treated other than in accordance with its rights as a class or series as set forth in the charter.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1. Definitions. As used in this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. 9.8% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. The number and value of outstanding shares of Common Stock of the Company shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. A stockholder of the Company for whom an Excepted Holder Limit is created by this charter or by the board of directors pursuant to Section 6.2.7.

Excepted Holder Limit. The percentage limit established by this charter or the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the requirements, if any, established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

Initial Date. The earlier of the date upon which shares of Common Stock are first issued in the Initial Public Offering or the first date for which the Company elects to qualify as a REIT under the Code.

Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by FINRA’s OTC Bulletin Board service or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 6.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day on which the Company determines pursuant to Section 7.7 of the charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock, or the right to vote or receive distributions on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 6.3.1.

Trustee. The Person unaffiliated with the Company and a Prohibited Owner that is appointed by the Company to serve as trustee of the Trust.

Section 6.2. Capital Stock.

Section 6.2.1. Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Company (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); provided, however, that Section 6.2.1(a)(ii)(1) shall not apply to any period prior to the second year for which the Company has elected to be taxable as a REIT.

(iii) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that (1) this Section 6.2.1(a)(iii) shall not apply to a Transfer of shares of Capital Stock occurring in the Company’s first taxable year for which a REIT election is made and (2) the board of directors may waive this Section 6.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Company’s ability to qualify as a REIT.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 6.2.2. Remedies for Breach. If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.

Section 6.2.3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

Section 6.2.4. Owners Required to Provide Information. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.2.5. Remedies Not Limited. Subject to Section 7.7, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

Section 6.2.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. In the event Section 6.2 or Section 6.3 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3.

Section 6.2.7. Exceptions.

(a) Subject to Section 6.2.1(a)(ii), the board of directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person. The board of directors may determine only to establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT shall not be treated as a tenant of the Company); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

(b) Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

(e) Notwithstanding the foregoing, until June 30, 2017, “Excepted Holder” shall include CHP II Advisors, LLC (and/or any Person who is a Beneficial Owner of shares as a result of the Beneficial Ownership of shares of Capital Stock by CHP II Advisors, LLC and/or any Person if any of the shares of Capital Stock owned by such Person would be aggregated with the shares of Capital Stock owned by CHP II Advisors, LLC for purposes of determining the Beneficial Ownership of CHP II Advisors, LLC), with an Excepted Holder Limit of 100%.

Section 6.2.8. Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. Subject to Section 6.2.1(a)(ii), the board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

Section 6.2.9. Legend. Should the Company issue stock certificates, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the Company’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Company in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (d) other than as provided in the Company’s charter, no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem shares of Capital Stock upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

Until the Common Stock is Listed, to purchase Common Stock in a Public Offering, the purchaser must represent to the Company: (i) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; (ii) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000; and/ or (iii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) meets the more stringent suitability standards of such person’s jurisdiction as set forth in any then effective registration statement of the Company as such registration statement has been amended or supplemented as of the date of such purchase. Until the Common Stock is Listed, unless a stockholder is transferring all of his shares of Common Stock, each issuance or transfer of shares of Common Stock for value shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Company as such registration statement has been amended or supplemented as of the date of such issuance or transfer for value or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

All capitalized terms in this legend have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Company on request and without charge.

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 6.3. Transfer of Capital Stock in Trust.

Section 6.3.1. Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 6.3.6.

Section 6.3.2. Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.

Section 6.3.3. Distributions and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Company has received notification that shares of Capital Stock have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.3.4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

Section 6.3.5. Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Company may reduce the amount payable to the Prohibited Owner by the amount of distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI. The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.

Section 6.3.6. Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.4. Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5. Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.6. Non-Waiver. No delay or failure on the part of the Company or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the board of directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1. Number of Directors. The number of directors of the Company shall be five, which number may be increased or decreased from time to time pursuant to the bylaws but shall never be more than 11 nor less than three, subject to any express rights of any holders of any series of Preferred Stock to elect additional directors under specified circumstances. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Company. The names of the directors who shall serve on the board of directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:

Thomas K. Sittema

Stephen H. Mauldin

Douglas N. Benham

J. Chandler Martin

Dianna F. Morgan

Section 7.2. Term of Directors. Each director shall hold office for one year, until the next annual meeting of stockholders and until his successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

Section 7.3. Experience. Each director who is not an Independent Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.4. Committees. The board of directors may establish such committees as it deems appropriate, provided that the majority of the members of each committee must be Independent Directors.

Section 7.5. Fiduciary Obligations. The directors are fiduciaries of the Company and its stockholders. The directors have a fiduciary duty to the stockholders to supervise the relationship between the Company and the Advisor.

Section 7.6. Ratification of Charter. At the first meeting of the board of directors at which a majority of the board of directors consists of Independent Directors, the board of directors, including a majority of the Independent Directors, shall review and ratify the charter by majority vote.

Section 7.7. REIT Qualification. If the Company elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

Section 7.8. Authorization by Board of Directors of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws.

Section 7.9. Determinations by the Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with this charter, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its Capital Stock: (a) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any shares of Capital Stock; (e) the application of any provision of this charter in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, and which expenses are excluded from the definition of Total Operating Expenses, and (iii) whether expenses qualify as Organization and Offering Expenses; (f) whether substantial justification exists to invest in or make a mortgage loan contemplated by Section 9.11(b) because of the presence of other underwriting criteria; (g) any matters relating to the acquisition, holding and disposition of any assets by the Company; (h) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of Capital Stock; (i) the number of shares of Capital Stock of any class or series of the Company; and (j) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the charter or bylaws or otherwise to be determined by the board of directors; provided, however, that any determination by the board of directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no director shall be liable for making or failing to make such a determination.

Section 7.10. Independent Directors. A majority of the seats on the board of directors will be for Independent Directors. The Independent Directors shall nominate all individuals for the Independent Director positions.

Section 7.11. Tax on Disqualified Organizations. To the extent that the Company incurs any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Company that is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), the board of directors may, in its sole discretion, cause the Company to allocate such tax solely to the stock held by such disqualified organization in the manner described in Treasury Regulation Section 1.860E-2(b)(4), by reducing from one or more distributions paid to such stockholder the tax incurred by the Company pursuant to Section 860E(e)(6) as a result of such stockholder’s stock ownership.

Section 7.12. Board Action with Respect to Certain Matters. Any board action regarding Organization and Offering Expenses or the selection of an Independent Expert or the matters covered in any of Sections 5.9, 7.6, 7.12, 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 9.1, 9.2, 9.8, 10.1, 11.2, 11.3 or 11.4 shall require the approval of a majority of the Independent Directors.

ARTICLE VIII

ADVISOR

Section 8.1. Appointment and Initial Investment of Advisor. The board of directors is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the board of directors is not required personally to conduct the business of the Company, and the board of directors may appoint an Advisor to direct and/or perform the day-to-day business affairs of the Company. The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the board of directors. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Prior to the Commencement of the Initial Public Offering, the Advisor or an Affiliate thereof shall have made the Initial Investment. The Advisor or any such Affiliate may not sell the equity interest acquired with its Initial Investment while the Advisor remains an Advisor but may transfer the interest in the Company acquired with its Initial Investment to its Affiliates.

Section 8.2. Supervision of Advisor. The board of directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The Independent Directors shall determine at least annually whether the total fees and expenses incurred by the Company are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. The Independent Directors shall determine from time to time and at least annually that the compensation to be paid to the Advisor and its Affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Each such determination shall be reflected in the minutes of the meetings of the board of directors. The Independent Directors shall also supervise the performance of the Advisor and its Affiliates and the compensation paid to them by the Company to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor and its Affiliates; (f) the performance of the Company’s portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the Company’s portfolio relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and their findings on each of the factors considered shall be recorded in the minutes of the board of directors. The board of directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

Section 8.3. Fiduciary Obligations. The Advisor is a fiduciary of the Company and its stockholders.

Section 8.4. Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days written notice without cause or penalty, and, in such event, the Advisor will cooperate with, and take all reasonable steps required to assist, the Company and the board of directors in making an orderly transition of the advisory function.

Section 8.5. Disposition Fee on Sale of Property. If the Advisor or a director or Sponsor or any Affiliate thereof provides a substantial amount of the services in the effort to sell the property of the Company, that Person may receive: (i) if a brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds

3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to 3% of the sales price of such property or properties. In either case, however, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties. Without limiting the foregoing, the Company is also permitted to pay the Disposition Fees.

Section 8.6. Incentive Fees. An interest in the gain from the sale of assets of the Company (as opposed to disposition fees, which are the subject of Section 8.5), for which full consideration is not paid in cash or property of equivalent value, may be paid to the Advisor or an entity affiliated with the Advisor provided that (a) the interest in the gain must be reasonable, and (b) if multiple Advisors are involved, incentive fees must be distributed by a proportional method reasonably designed to reflect the value added to the Company’s assets by each respective Advisor and its Affiliates. Such an interest in gain from the sale of assets of the Company shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Common Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the Common Stock, plus an amount equal to 6% of the original issue price of the Common Stock per annum cumulative. Distribution of incentive fees to the Advisor or an entity affiliated with the Advisor in proportion to the length of time served as Advisor while such property was held by the Company or in proportion to the fair market value of the asset at the time of the Advisor’s termination and the fair market value of the asset upon its disposition by the Company shall be considered reasonable methods by which to apportion incentive fees. For purposes of this Section, the original issue price of the Common Stock shall be reduced by prior cash distributions to Common Stockholders of net proceeds from the sale of assets of the Company. Without limiting the foregoing, the Company is also permitted to pay the Subordinated Incentive Fee and the Subordinated Share of Net Sales Proceeds.

Section 8.7. Acquisition Fees and Acquisition Expenses. The Company shall not purchase a property or invest in or make a mortgage loan if the combined Acquisition Fees and Acquisition Expenses incurred in connection therewith are not reasonable or exceed 6% of the Contract Purchase Price or, in the case of a mortgage loan, 6% of the funds advanced unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves the Acquisition Fees and Acquisition Expenses and determines the transaction to be commercially competitive, fair and reasonable to the Company.

Section 8.8. Reimbursement for Total Operating Expenses. Commencing upon the earlier to occur of four full fiscal quarters after (i) the Company’s acquisition of its first asset or (ii) six months after Commencement of the Initial Public Offering, the Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for the four consecutive fiscal quarters then ended unless they have made a finding that, based on unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings. After the end of any fiscal quarter of the Company for which there is an Excess Amount for the 12 months then ended, such fact shall be disclosed in writing and sent to the Common Stockholders within 60 days of such quarter-end (or shall be disclosed to the Common Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Company at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Company exceeded the 2%/25% Guidelines.

ARTICLE IX

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1. Investment Objectives. The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Independent Directors shall review the investment policies of the Company with sufficient frequency (not less often than annually) to determine that the policies being followed by the Company are in the best interests of the Common Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.

Section 9.2. Limitations on Acquisitions. The consideration paid for any real property acquired by the Company will ordinarily be based on the fair market value of such property as determined by a majority of the members of the board of directors, or the approval of a majority of the members of a committee of the board of directors, provided that the members of the committee approving the transaction would also constitute a majority of the board of directors. In all cases in which a majority of the Independent Directors so determine, and in all cases in which real property is acquired from the Advisor, a Sponsor, a director or an Affiliate thereof, such fair market value shall be as determined by an Independent Expert.

The Company may not purchase or lease properties in which the Advisor, a Sponsor, a director or an Affiliate thereof has an interest without a determination by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the property to the Affiliated seller or lessor unless there is substantial justification for the excess amount and such excess amount is reasonable. Notwithstanding the preceding sentence, in no event may the Company acquire any such property at an amount in excess of its current appraised value. An appraisal is “current” for purposes of the preceding sentence if obtained within the 12-month period preceding the transaction. If a property with a current appraisal is acquired indirectly from an Affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company, (ii) the transaction is at a price to the Company no greater than the cost of the securities to the Affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value of the property as determined by an Independent Expert.

Section 9.3. Limitations on Transfers or Leases of Assets to, and Joint Ventures with, Affiliates. The Company shall not transfer or lease assets to a Sponsor, the Advisor, a director or an Affiliate thereof unless approved by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction as being fair and reasonable to the Company. The Company may invest in a joint venture with a Sponsor, the Advisor, a director or an Affiliate thereof; provided, however, that the Company may only so invest if a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other joint venturers.

Section 9.4. Limitations on Other Transactions Involving Affiliates. A majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction must conclude that all other transactions between the Company and a Sponsor, the Advisor, a director or an Affiliate thereof are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Section 9.5. Limitations on the Issuance of Options and Warrants. The Company shall not issue options or warrants to purchase Common Stock to the Advisor, a director, the Sponsors or any Affiliate thereof, except on the same terms as such options or warrants are sold to the general public. The Company may issue options or warrants to persons other than the Advisor, a director, the Sponsors or any Affiliate thereof prior to Listing the Common Stock, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, a director, the Sponsors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of Common Stock on the date of grant.

Section 9.6. Limitations on the Repurchase of Common Stock. The Company may voluntarily repurchase shares of Common Stock from its stockholders; provided, however, that such repurchase does not impair the capital or operations of the Company. The Company may not pay a fee to the Advisor, a Sponsor, a director or an Affiliate thereof in connection with the Company’s repurchase of shares of Common Stock.

Section 9.7. Limitations on Loans. The Company will not make any loans to a Sponsor, the Advisor, a director or an Affiliate thereof except as provided in Section 9.11 or to wholly owned subsidiaries (directly or indirectly) of the Company. The Company will not borrow from such parties unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties. These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the Company’s ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its Affiliates.

Section 9.8. Limitations on Leverage. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the board of directors at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall not exceed 300% in the absence of a satisfactory showing that a higher level of borrowings is appropriate. Any excess in borrowings over such 300% level shall be approved by a majority of the Independent Directors and disclosed to the Common Stockholders in the next quarterly report of the Company, along with justification for such excess.

Section 9.9. Limitations on Investments in Equity Securities. The Company may not invest in equity securities unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, that an investment in equity securities of a “publicly traded entity” that is otherwise approved by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if such investment is made through a trade effected on a recognized securities market. This provision is not intended to limit (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of the Company or (iii) investments in asset-backed securities. For the purpose of this section, a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

Section 9.10. Limitations on Investments in Commodities Contracts. The Company may not invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with the ordinary business of investing in real estate assets and mortgages.

Section 9.11. Limitations Regarding Mortgage Loans. The Company may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases in which a majority of the Independent

Directors so determine, and in all cases in which the transaction is with the Advisor, a director, a Sponsor or an Affiliate thereof, such an appraisal must be obtained from an Independent Expert concerning the underlying property. The Company shall keep the appraisal for at least five years and make it available for inspection and duplication by any Common Stockholder. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Advisor and the board of directors shall observe the following policies in connection with investing in or making mortgage loans:

(a)	The Company shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(b)	The Company shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless the board of directors determines that a substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company,” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(c)	The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Sponsor, a director or an Affiliate of the Company.

Section 9.12. Limitations on Investments in Unimproved Real Property. The Company may not make investments in Unimproved Real Property or mortgage loans on Unimproved Real Property in excess of 10% of the Company’s total assets.

Section 9.13. Limitations on Issuances of Securities. The Company may not (a) issue equity securities on a deferred payment basis or other similar arrangement; (b) issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer of the Company; (c) issue equity securities that are assessable after receipt by the Company of the consideration for which the board of directors authorized their issuance; or (d) issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no effect on the Company’s ability to implement a share repurchase program. The Company may issue shares of Preferred Stock with voting rights; provided that, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Company for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock. Nothing in this Section 9.13 is intended to prevent the Company from issuing equity securities pursuant to a plan whereby the commissions on the sales of such securities are in whole or in part deferred and paid by the purchaser thereof out of future distributions on such securities or otherwise.

Section 9.14. Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company’s assets shall be appraised on a consistent basis. The appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as a Common Stockholder of the Company and preserving its interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Common Stockholders having democracy rights in a Roll-Up Entity that are less than the rights set forth in Sections 10.1, 10.3, 10.5, 10.6, 10.7 and 10.9 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares of Common Stock held by that investor;

(c) in which investors’ rights of access to the records of the Roll-Up Entity will be less than those described in Section 10.6 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Common Stockholders.

Section 9.15. Limitations on Underwriting. The Company may not engage in underwriting or the agency distribution of securities issued by others.

ARTICLE X

STOCKHOLDERS

Section 10.1. Meetings of Stockholders. There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the bylaws, at which the directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Company’s annual report to Common Stockholders but not less than 30 days after delivery of such report; the board of directors, including the Independent Directors, shall take reasonable efforts to ensure that this requirement is met. A majority of the votes cast by the holders of shares of Capital Stock entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect the directors. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting on any matter constitutes a quorum. Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president or chief executive officer or by a majority of the directors or a majority of the Independent Directors, and shall be called by the secretary of the Company upon written request of Common Stockholders holding in the aggregate not less than 10% of the votes entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request stating the purpose of such special meeting, the secretary shall provide all stockholders within 10 days of receipt of said request notice, whether in person or by mail, of a special meeting and the purpose of such special meeting to be held on a date not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of stockholders as described in this Section 10.1, the special meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.

Section 10.2. Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 10.3. Voting Rights of Stockholders. The concurrence of the board of directors shall not be required in order for the Common Stockholders to remove directors or to amend the charter or dissolve the Company. Without the approval of a majority of the shares of Common Stock entitled to vote on the matter, the board of directors may not (a) amend the charter to adversely affect the rights, preferences and privileges of the Common Stockholders; (b) amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Company other than before the initial investment in property; (d) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (e) cause the merger or other reorganization of the Company.

Section 10.4. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. No shares of Common Stock may be transferred or issued to the Advisor, a director, or any Affiliate thereof unless such prospective stockholder agrees that it will not vote or consent on matters submitted to the Common Stockholders regarding (a) the removal of such Advisor, director or any of its Affiliates or (b) any transaction between the Company and any such Advisor, director or any of its Affiliates. To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, a director and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

Section 10.5. Right of Inspection. Any Common Stockholder and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.

Section 10.6. Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders of the Company, along with the number of shares of Common Stock held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Common Stockholder or the stockholder’s designated agent at the home office of the Company upon the request of the Common Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request. A Common Stockholder may request a copy of the Stockholder List in connection with matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws or for any other proper purpose.

If the Advisor or the board of directors neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/ or the board of directors, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Company. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law or the laws of any state.

Section 10.7. Reports. The Company shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (d) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Advisor, the Sponsor, a director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 10.7 are met. The annual report may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the Commission.

Section 10.8. Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board of directors, upon the affirmative vote of a majority of the entire board of directors, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

Section 10.9. Liability of Stockholders. The shares of Common Stock of the Company shall be non-assessable by the Company upon receipt by the Company of the consideration for which the board of directors authorized their issuance.

Section 10.10. Tender Offers.

(a) If any stockholder of the Company makes a tender offer for shares of Capital Stock, including, without limitation, a “mini-tender,” offer, such stockholder (a “Bidder”) must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding shares; of such class or series of Capital Stock, provided, however, that such documents are not required to be filed with the Commission. In addition, any Bidder must provide notice to the Company at least 10 Business Days prior to initiating any such tender offer. If any Bidder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company may elect to publish, send or give to stockholders a statement (a “Position Statement”) disclosing that the Company (a) recommends acceptance or rejection of the Non-Compliant Tender Offer, (b) expresses no opinion and is remaining neutral toward the Non-Compliant Tender Offer, or (c) is unable to take a position with respect to the Non-Compliant Tender Offer. If the Company issues a Position Statement but does not recommend acceptance of the Non-Compliant Tender Offer, then the Company may elect to cause the rescission provisions of paragraph (ii) of this Section 10.10 to be applicable by providing notice of such election within ten (10) business days of the Company becoming aware of the commencement of the Non-Compliant Tender Offer:

(b) If any Person who tendered shares of Capital Stock in connection with the Non-Compliant Tender Offer delivers a notice (a “Rescission Notice”) to the Company within 30 days of issuance of the Position Statement indicating a desire to rescind such Person’s tender, then such purported tender shall be void ab initio and the Bidder shall acquire no rights in such shares of Capital Stock. Until the expiration of this 30-day period, the Company shall not record a transfer of shares to the Bidder or its assignee in connection with the tender offer.

(c) In addition, unless waived by the Company, any stockholder of the Company who makes a Non-Compliant Tender Offer that is not recommended by the Company in the Position Statement shall be responsible for all expenses incurred by the Company in connection with (x) its review and consideration of the Non-Compliant Tender Offer, including board of directors meeting costs and the costs of counsel and financial advisors, (y) the publication and/or distribution of the Position Statement, including printing and mailing costs, and (z) the enforcement of the provisions of this Section 10.10. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

(d) This Section 10.10 shall be of no force or effect with respect to any shares of Capital Stock that are Listed as of the date of the commencement of the tender offer.

ARTICLE XI

LIABILITY OF DIRECTORS,

OFFICERS, ADVISORS AND OTHER AGENTS

Section 11.1. Limitation of Director and Officer Liability. Except as prohibited by Maryland law or the restrictions provided in Section 11.3, no director or officer of the Company shall be liable to the Company or its stockholders for money or other damages. Neither the amendment nor repeal of this Section 11.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 11.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 11.2. Indemnification.

(a) Except as prohibited by Maryland law or the restrictions provided in Section 11.2(b), Section 11.3 and Section 11.4, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former director or officer of the Company; (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; or (iii) the Advisor or any of its Affiliates or directors or employees of the foregoing acting as an agent of the Company, each from and against any claim or liability to which such indemnitee may become subject or which such indemnitee may incur by reason of the indemnitee’s service in such capacity. Except as provided in Section 11.2(b), Section 11.3 and Section 11.4, the Company shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any Person who served a predecessor of the Company in any of the capacities described above or to any employee or agent of the Company or a predecessor of the Company.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party or any Person acting as a broker-dealer unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c) The rights of a director or officer to indemnification and advance of expenses provided hereby shall vest immediately upon election of such director or officer. No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 11.3. Limitation on Exculpation and Indemnification.

Notwithstanding the foregoing, the Company shall not provide for indemnification of the directors or the Advisor or its Affiliates or a director or employee of the foregoing for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(1)	The party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(2)	The party seeking indemnification was acting on behalf of or performing services for the Company.

(3)	Such liability or loss was not the result of:

(x) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or a director or employee of the foregoing acting as an agent of the Company; or

(y) gross negligence or willful misconduct in the case that the party seeking indemnification is an Independent Director.

(4)	Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its Common Stockholders.

Section 11.4. Limitation on Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its Affiliates or a director or employee of the foregoing in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a Common Stockholder or, if by a Common Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

ARTICLE XII

AMENDMENT

Subject to Section 10.3, the Company reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding Capital Stock.

ARTICLE XIII

GOVERNING LAW; EXCLUSIVE FORUM

Section 13.1. Governing Law. The rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof; provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.

Section 13.2. Exclusive Forum for Certain Litigation. Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Court”) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or the charter or bylaws of the Company, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who is a party to such an action or proceeding shall cooperate in any request that the Company may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program.

FOURTH: The amendment and restatement of the charter of the Company as hereinabove set forth have been duly advised and approved by the board of directors and approved by the stockholders of the Company as required by law.

FIFTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SEVENTH: The number of directors of the Company and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the charter.

EIGHTH: The total number of shares of stock which the Company had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Company was 2,000,000,000 shares of Common Stock, $0.01 par value per share, 1,200,000,000 of which were classified as shares of Class A Common Stock, 100,000,000 of which were classified as shares of Class I Common Stock and 700,000,000 of which were classified as shares of Class T Common Stock, and 10,000,000 shares of Preferred Stock. The aggregate par value of all authorized shares of stock having par value was $20,100,000.

NINTH: The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Company is 2,000,000,000 shares of Common Stock, $0.01 par value per share, 1,200,000,000 of which are classified as shares of Class A Common Stock, 100,000,000 of which are classified as shares of Class I Common Stock and 700,000,000 of which are classified as shares of Class T Common Stock, and 10,000,000 shares of Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $20,100,000.

TENTH: The undersigned President acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Company and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, CNL Healthcare Properties II, Inc., has caused the foregoing amendment and restatement of the charter to be signed in its name and on its behalf by its President and attested to by its Secretary on this 15th day of March, 2017.

CNL HEALTHCARE PROPERTIES II, INC.

By:	/s/ Stephen H. Mauldin	(SEAL)
Stephen H. Mauldin
Director, Vice Chairman of the Board, Chief Executive Officer and President

ATTEST

By:	/s/Tracey B. Bracco
Tracey B. Bracco
General Counsel, Vice President and Secretary